Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of October 1, 2015, by and between Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Common Stock of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to such term in Section 2.1.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means a material adverse effect on (i) the results of operations, assets, business or financial condition of the Company and its Subsidiary, taken as a whole, or (ii) Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” shall have the meaning ascribed to such term in Section 3.1(g).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities Act” shall have the meaning ascribed to such term in the “Whereas” clause at the beginning of this Agreement.

“Shares” shall have the meaning ascribed to such term in Section 2.1.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” shall mean Paratek Pharma, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

“Transfer Agent” means American Stock Transfer and Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE

2.1Closing.  On the terms and subject to the conditions set forth herein, at the Closing, the Company shall sell, and the Purchaser shall purchase, 44,782 shares of Common Stock (the “Shares”) at a purchase price of $22.33 per Share, for an aggregate purchase price of $999,982.06 (the “Purchase Price”). The purchase and sale of Shares (the “Closing”) shall take place simultaneously with the execution of this Agreement at the principal offices of the Company, 75 Park Plaza Boston, Massachusetts 02116, or such other location as the parties shall mutually agree.

2.2Deliveries. At the Closing:

(a)the Company shall deliver, or cause to be delivered, a copy of irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue the Shares in certificated form, registered to “Hercules Technology Growth Capital, Inc.”; and

(b)the Purchaser shall deliver, or cause to be delivered, the Purchase Price by wire transfer of immediately available funds to the order of the Company at the account specified in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company.  Except as set forth in the the SEC Reports, which disclosure in the SEC Reports shall qualify any representation or warranty made herein, the Company hereby makes the following representations and warranties to the Purchaser:

(a)Organization and Qualification.  Each of the Company and its Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor its Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.

(b)Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection herewith. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as such enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares) will not (i) conflict with or violate any provision of the Company’s or its Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, or (iii) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiary is subject (including federal and state securities laws and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein).

(d)Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other

Person in connection with the execution, delivery and performance by the Company of this Agreement, other than post-sale filings pursuant to applicable federal and state securities laws.

(e)Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer imposed by applicable securities laws.

(f)SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)Financial Statements.  The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its subsidiaries, on a consolidated basis, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(h)Sarbanes-Oxley; Disclosure Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to the Company as of the date of this Agreement.

(i)Material Changes; Undisclosed Events, Liabilities or Developments.  Since August 11, 2015, except as specifically disclosed in the SEC Reports, (i) there has been no Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (a) trade payables and accrued expenses incurred in the ordinary course of business consistent and (b) liabilities not required to be reflected in the Company’s financial statements in accordance with GAAP and not required to be disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or paid any dividend or made any distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v)

the Company has not issued any equity securities to any officer, director or Affiliate, except equity grants under Company stock option plans.

(j)Litigation.  Since August 11, 2015, except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance of the Shares by the Company or (ii) would reasonably be expected to result in a Material Adverse Effect.

3.2Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)Organization; Authority.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Maryland and has full right, corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as such enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Own Account.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that the Company’s reliance on exemption from such registration is predicated on the representations of the Purchaser set forth in this Agreement.  The Purchaser is acquiring the Shares for investment for its own account and not with a view to or for distributing or reselling such Shares or any part thereof.  The Purchaser has no present intention of distributing any of such Shares and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares.

(c)Purchaser Status.  The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d)Investment Experience of Such Purchaser.  The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)Short Sales. The Purchaser has not at any time on or prior to the date hereof engaged, directly or indirectly, in any Short Sales or equivalent transactions in the Common Stock.

(f)No Representations.  The Purchaser acknowledges that, in connection with its purchase of the Shares, it is not relying on any representation or warranty made by the Company other than those set forth in Section 3.1 hereof.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1Transfer Restrictions.

(a)The Shares may only be disposed of in compliance with state and federal securities laws. The Purchaser agrees that the Shares may not be sold or transferred, other than pursuant to an effective registration statement, unless the Company is furnished with an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, stating that such sale or transfer is exempt from the registration requirements of the Securities Act.

(b)The Purchaser understands that any certificates representing the Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(c)The foregoing legend shall be removed from the certificate evidencing the Shares and the Company shall, or shall cause the Transfer Agent to, issue, no later than five Business Days after receipt of a request from the Purchaser, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Purchaser, without such legend if:  (i) such Shares have been resold under an effective registration statement under the Securities Act, (ii) such Shares have been transferred in compliance with Rule 144, (iii) all of such Shares are eligible for resale pursuant to Rule 144 under the Securities Act without restriction, or (iv) the Purchaser shall have provided the Company with an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, stating that such Shares may lawfully be transferred without registration under the Securities Act and that the foregoing legend may be removed following such transfer.  The restrictions on transfer and sale of Shares contained in this Section 4.1 shall terminate with respect to any Shares for which a certificate has been issued without such legend.

4.2Rule 144 Compliance.  The Company shall, at all times prior to the date of sale or other disposition by the Purchaser of the Shares, use all commercially reasonable efforts (i) to timely file all reports required under the Exchange Act necessary to make Rule 144 available for the resale of the Shares, and (ii) otherwise timely take all actions necessary to permit the Purchaser to sell or otherwise dispose of the Shares pursuant to Rule 144.

4.3Publicity.  None of the parties hereto nor any of their respective affiliates shall, without the other party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other party’s name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required to the extent necessary disclosure is required to comply with the requests of any regulators, legal requirements or laws applicable to such party (including requirements of the Commission, any stock exchange or NASDAQ) so long as such party provides prior notice to the other party to the extent reasonably practicable.

4.4Delivery of Shares After Closing.  The Company shall deliver, or cause to be delivered, the stock certificate evidencing the Shares to the Purchaser within five (5) Business Days of the Closing.

4.5Blue Sky Filings.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.6Short Sales.  The Purchaser agrees that all times from and after the date hereof, it shall not engage in any Short Sales or equivalent transactions in the Common Stock.

4.7Listing.  At all times commencing on the date hereof and until the Purchaser shall no longer hold any Shares, the Company shall at its sole expense take all actions necessary for the Shares to be listed or qualified for trading on each securities exchange or over-the-counter market on which shares of Common Stock are then listed or qualified.

ARTICLE V
MISCELLANEOUS

5.1Fees and Expenses.  Except as otherwise expressly set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Purchaser.

5.2Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email to the email address, or facsimile at the facsimile number, set forth on the signature pages attached hereto prior to 5:00 p.m. (Boston, Massachusetts time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:00 p.m. (Boston, Massachusetts time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by either party, without the prior written consent of the other party; provided, however, such restriction shall not apply to the Company in the case of an assignment or delegation in connection with a change of control, merger, consolidation, reorganization, recapitalization or other similar transaction.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any assignment in contravention of this provision shall be void.

5.7No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Middlesex County or Suffolk County, Commonwealth of Massachusetts. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Middlesex County or Suffolk County, Commonwealth of Massachusetts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9Survival. The representations and warranties contained herein shall survive the Closing for a period of one (1) year.

5.10Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose, issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.13Remedies.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

PARATEK PHARMACEUTICALS, INC.	Address for Notice:
Paratek Pharmaceuticals, Inc.
By: /s/ Douglas W. Pagán___________	75 Park Plaza
Name: Douglas W. Pagán	Boston, MA 02116
Title: Chief Financial Officer	Attn: General Counsel
Facsimile: (617) 275-0039 Telephone: (617) 805-6605 Email: bhaskel@paratekpharm.com
With a copy to (which shall not constitute notice):
Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 Attn: Mehdi Khodadad, Esq. Fax: (650) 849-7400 Email: mkhodadad@cooley.com

PURCHASER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.	Address for Notice:
Legal Department
By: _/s/ Ben Bang______________	Attention: Ben Bang and R. Bryan Jadot
Name: Ben Bang	400 Hamilton Avenue, Suite 310
Title: Associate General Counsel	Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3088
Email: legal@herculestech.com

With a copy to (which shall not constitute notice):

Riemer & Braunstein LLP
Three Center Plaza, 6th Floor
Boston, Massachusetts 02108
Attn: Q. Ellis Telford, Esq.
Fax: (617) 692-3468 Email: etelford@riemerlaw.com

[Signature page to Stock Purchase Agreement]